UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, Pinnacle Entertainment, Inc. (the “Company”) entered into an agreement with FelCor Lodging Limited Partnership to purchase the Embassy Suites St. Louis-Downtown. The real estate purchase agreement relating to the purchase is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

In addition, the Company is filing with this report certain exhibits relating to its pending offering of 8.25% senior subordinated notes due 2012.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Real Estate Purchase Agreement dated as of November 17, 2004 by and between FelCor Lodging Limited Partnership (f/k/a FelCor Suites Limited Partnership) and Casino One Corporation.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 5.2	Opinion of Schreck Brignone.

Exhibit 5.3	Opinion of Stone Pigman Walther Wittmann L.L.C.

Exhibit 5.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.

Exhibit 5.5	Opinion of Briol & Associates, PLLC.

Exhibit 12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: November 30, 2004	By:	/S/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Real Estate Purchase Agreement dated as of November 17, 2004 by and between FelCor Lodging Limited Partnership (f/k/a FelCor Suites Limited Partnership) and Casino One Corporation.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 5.2	Opinion of Schreck Brignone.

Exhibit 5.3	Opinion of Stone Pigman Walther Wittmann L.L.C.

Exhibit 5.4	Opinion of Watkins Ludlam Winter & Stennis, P.A.

Exhibit 5.5	Opinion of Briol & Associates, PLLC.

Exhibit 12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

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